UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025

KLX ENERGY SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056
(Address of Principal Executive Offices) (Zip Code)

(832) 844-1015

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note

As previously announced in the Current Report on Form 8-K dated March 7, 2025, filed on March 7, 2025 (the “Prior 8-K”), on March 7, 2025, KLX Energy Services Holdings, Inc. (the “Company”) and certain of its subsidiaries party thereto entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain holders (the “Investors”) of its existing 11.500% senior secured notes due 2025 (the “Existing Notes”), pursuant to which the Company agreed to issue and sell to the Investors (a) approximately $232 million in aggregate principal amount of Senior Secured Floating Rate Cash / PIK Notes due 2030 (the “New Notes”) and (b) warrants entitling the holders thereof to purchase, in the aggregate, up to 2,373,187 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $0.01 per share, subject to adjustment (collectively, the “Warrants”), in exchange for (i) approximately $78 million in aggregate cash consideration and (ii) approximately $144 million aggregate principal amount of Existing Notes, which will be cancelled by the Company upon receipt thereof (collectively, the “Refinancing”).

On March 12, 2025, the Company consummated the Refinancing (the “Closing”). The Company used the net cash proceeds from the Refinancing, together with cash on hand, to redeem the remaining Existing Notes on March 30, 2025 pursuant to its previously issued notice of conditional redemption at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest (the “Redemption”).

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Prior 8-K and is incorporated by reference herein.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 12, 2025, in connection with the Closing, the Company issued approximately $232 million in aggregate principal amount of the New Notes. Pursuant to the Securities Purchase Agreement, the New Notes were issued in a private placement in reliance upon exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended.

The New Notes are governed by an Indenture, dated as of March 12, 2025 (the “Indenture”), entered into by and among the Company, as the issuer, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The New Notes will mature in March 2030. The Company will pay interest on the New Notes, at its election, in cash or additional Notes paid-in-kind on one-, three- or six-month interest periods. The New Notes bear a floating rate of interest of Term SOFR plus the Applicable Margin (as defined in the Indenture) based on the Secured Net Leverage Ratio (as defined in the Indenture) of the Company, payable on the last day of the applicable interest period, which shall include a 100 basis point premium for any period where interest is paid-in-kind.

The New Notes are senior secured obligations of the Company secured by a first priority security interest on substantially all of the Company’s assets (other than collateral securing the New ABL Facility (as defined in the Prior 8-K)) on a first priority basis) and a second priority security interest on the collateral which secures the New ABL Facility on a first priority basis, subject in each case to certain excluded assets.

The New Notes are initially fully and unconditionally guaranteed by each of the Company’s current subsidiaries. The New Notes will also be guaranteed by each of the Company’s future subsidiaries that guarantee the Company’s indebtedness or indebtedness of guarantors, including under the New ABL Facility and such subsidiaries that become guarantors in the future will also pledge their collateral in support of such guarantees. The guarantees are senior secured obligations of the guarantors secured by a first priority security interest on substantially all of the guarantors’ assets (other than collateral securing the New ABL Facility on a first priority basis) and a second priority security interest on the guarantors’ assets which secure the New ABL Facility on a first priority basis, subject in each case to certain excluded assets.

The Company will be required to redeem the New Notes in an amount equal to 2.00% per annum of all New Notes outstanding as of the prior applicable Interest Payment Date (as defined in the Indenture) on the last business day of each of March, June, September and December, commencing on March 31, 2025. Additionally, upon certain changes of control, consummation of certain asset sales and other events, the Company will be required to repurchase the New Notes at the applicable redemption prices.

The Indenture contains certain affirmative and negative covenants, including covenants requiring the Company to demonstrate compliance with total net leverage ratio and net capital expenditures and restricting the Company’s ability to incur certain liens and indebtedness, enter into certain transactions and merge or consolidate with any other entity or convey, transfer or lease all or substantially all of the Company’s properties and assets to another person, which, in each case, is subject to certain limitations and exceptions. The Indenture permits the Company to incur additional pari passu indebtedness of up to $150,000,000 within 12 months of the Closing (including for the purpose of consummating permitted acquisitions and investments) subject to the terms and conditions contained in the Indenture and contains certain other covenants, events of default and other customary provisions.

Warrant Agreements

In connection with the Closing and in accordance with the Securities Purchase Agreement, the Company also entered into warrant agreements with each of the Investors (each, a “Warrant Agreement”), pursuant to which the Company issued the Warrants.

The Warrant Agreements require the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Warrants are exercisable immediately, and in lieu of exercising such Warrant, the holders thereof may convert their Warrants, in whole or in part, into the number of Warrant Shares pursuant to the terms of the Warrants prior to the expiration date.

The information provided under Introductory Note above is incorporated by reference into this Item 1.01.

The foregoing descriptions of the Indenture and the Warrant Agreements are only summaries and are qualified in their entireties by reference to (i) the Indenture (including the form of the New Notes attached thereto), copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein, and (ii) the form of Warrant Agreement, a copy of which filed with this Current Report on Form 8-K as Exhibit 4.3, and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 12, 2025, the Company deposited with Wilmington Trust, National Association, as trustee (the “Existing Notes Trustee”) under the indenture governing the Existing Notes (the “Existing Notes Indenture”), $97,103,881.72 in trust and irrevocably instructed the Existing Notes Trustee to apply such funds to effect the Redemption. Upon deposit of such redemption amount, the Existing Notes Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Existing Notes Indenture, the Company has been released from its obligations under the Existing Notes Indenture except with respect to those provisions of the Existing Notes Indenture that, by their terms, survive the satisfaction and discharge of the Existing Notes Indenture.

On August 10, 2018, the Company, each subsidiary guarantor signatory thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Existing Administrative Agent”), collateral agent, and as an issuing lender, and the lenders party thereto entered into a revolving credit facility (as amended, the “JPM ABL Facility”). Borrowings under the JPM ABL Facility accrued interest at Term SOFR (as defined in the JPM ABL Facility) plus an applicable margin that ranged from 2.50% to 3.00%. The JPM ABL Facility was secured by, among other things, a first priority lien on the Company’s accounts receivable and inventory.

In connection with entering into the New ABL Facility, the Company used the net proceeds from borrowings under the New ABL Facility to voluntarily prepay all outstanding loans and other amounts under the JPM ABL Facility in the aggregate amount of approximately $50.2 million and in connection therewith terminated the JPM ABL Facility. In connection with the prepayment and termination of the JPM ABL Facility, the Company provided Existing Administrative Agent cash collateral in support of certain existing letters of credit and existing purchasing card program in an aggregate amount of approximately $8.1 million. Upon the full payment and satisfaction of the JPM ABL Facility, the guarantees and security interests securing obligations under the JPM ABL Facility were extinguished and terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 above with respect to the Warrants is incorporated by reference into this Item 3.02. The issuance of the Warrants, and the issuance of, in the aggregate, up to 2,373,187 shares of the Warrant Shares upon the exercise thereof, are not and will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On March 12, 2025, the Company issued a press release (the “Press Release”) to announce the Closing. The Company is hereby furnishing the Press Release, which is included as Exhibit 99.1 hereto, pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1+	Indenture, dated March 12, 2025, among KLX Energy Services Holdings, Inc., as the issuer, the guarantor parties thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Form of Senior Secured Floating Rate Cash / PIK Notes due 2030 (included in Exhibit 4.1).

4.3	Form of Warrant Agreement.

99.1	Press Release, dated March 12, 2025.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

+

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX ENERGY SERVICES HOLDINGS, INC.

March 12, 2025	By:	/s/ Max L. Bouthillette
	Name:	Max L. Bouthillette
	Title:	Executive Vice President, General Counsel
and Chief Compliance Officer

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